  Exhibit 11a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated July 20, 2020, relating to the financial statements of Red Oak Capital Intermediate Income Fund, LLC as of June 30, 2020, and for the period from June 24, 2020 (date of formation) to June 30, 2020. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP
Farmington Hills, Michigan
August 31, 2020